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                                                                    Exhibit 99.1

                     MARTIN MIDSTREAM PARTNERS L.P. TO ISSUE
                           THIRD QUARTER 2002 RESULTS
                                       AND
                              HOLD CONFERENCE CALL

         KILGORE, Texas, December 11, 2002 /PRNewswire-FirstCall via COMTEX/ -- Martin Midstream Partners L.P. (Nasdaq: MMLP) today said that it plans to issue its third quarter 2002 results on Thursday, December 12, 2002, after the market closes.

         A teleconference to review the third quarter's results will be held on Friday, December 13, 2002, at 8:00 a.m. Central Time. The conference call can be accessed by phone by calling (877) 407-8035. An audio replay of the conference call will be available by calling (877) 660-6853 from 10:00 a.m. Central Time on December 13, 2002 through 10:59 p.m. Central Time on December 20, 2002. The access codes for the live call and the audio replay are as follows: Account No. 1628; Conference ID No. 50347. The audio replay of the conference call will also be archived on the Internet at http://www.martinmidstream.com.

About Martin Midstream Partners

         Martin Midstream Partners provides marine transportation, terminalling, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, specialty chemicals and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

         Additional information concerning the Company is available via the worldwide web at http://www.martinmidstream.com.

Forward-Looking Statements

         Statements about Martin Midstream Partners' outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, that could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. Such factors are discussed in "Risks Related to our Business" in MMLP's quarterly report on Form 10-Q for the quarter ended September 30, 2002, to be filed with the Securities and Exchange Commission. These factors include, but are not limited to: adverse weather conditions; reliance on its interest in CF Martin Sulphur L.P.; the incurrence of material liabilities that are not fully covered by insurance; the price volatility and the supply availability of hydrocarbon products and by-products; restrictions
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in its debt agreements; the prospects for future acquisitions and its ability to make future acquisitions; the performance of recently acquired businesses; the seasonality of its business; the competition in the industry; changes in regulations on the federal, state and local level that are applicable to its business; the cost of attracting and retaining highly skilled personnel; the loss of significant commercial relationships with MRMC; interruption in operations at its facilities; federal regulations applicable to its marine vessels and regulations effecting the domestic tank vessel industry; cost reimbursements it is required to pay to MRMC; conflicts of interest and competition with MRMC; the decisions made by and the control of its general partner; and a decision by the IRS to treat MMLP as a corporation. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the Securities and Exchange Commission.
Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future event, or otherwise.

Contacts:

Robert D. Bondurant, Executive Vice President and Chief Financial Officer (903) 983-6200